Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Escalade, Incorporated

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2007 with respect to the consolidated financial statements and schedule of Escalade, Incorporated which appear in the Annual Report on Form 10-K of Escalade, Incorporated for the fiscal year ended December 30, 2006.

Heidelberg, Germany                                      /s/ FALK & Co. GmbH
May 7, 2007

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